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                                    AGREEMENT               EXHIBIT 10.51


          AGREEMENT made this 26th day of March, 1996, by and between Communications and Entertainment Corp., a Nevada corporation having a principal place of business at 1900 Avenue of the Stars, Los Angeles, California 90067 (the "Company"), and Shane O'Neil, having a place of business at 595 Madison Avenue, New York, New York 10022 ("Executive").


          WHEREAS, Executive's employment with the Company has been terminated, and the Company and Executive desire to enter into this settlement and release agreement.


          NOW, THEREFORE, the parties hereto agree as follows:


          1. Executive's employment with the Company is hereby terminated, effective as of March 26, 1996. All Company benefits to which Executive was theretofore entitled shall terminate as of such date, except as otherwise specifically stated herein.

          2. Executive shall be paid severance pay in an amount equal to three months' basic salary (at the rate of $14,583.33 per month), payable during the three month period commencing April 1, 1996 in accordance with the regular payroll practices of the Company (the "Severance Payment Period"), plus warrants to purchase 15,000 shares of the Company's Common Stock at an exercise price of $1.50 per share. Such warrants shall be exercisable for a period of 3 years from the date hereof and shall include standard anti-dilution protection.

          3. Except with respect to the Company's undertaking to make severance payments to Executive as provided in Section 2 hereof, Executive shall and does hereby RELEASE AND FOREVER DISCHARGE THE COMPANY, its subsidiaries and affiliates, and all of the Company's present and former employees, officers, servants, agents, stockholders and directors from any and all claims, demands, actions or causes of action on account of, arising out of or in any way connected with (a) Executive's employment with the Company, (b) the termination of Executive's employment with the Company, (c) all matters alleged or which could have been alleged in a charge or complaint against the Company, (d) any and all claims relating to the conduct of any employee, officer, director, or agent of the Company, and (e) any and all matters, transactions or things occurring prior to the date hereof, including any and all possible claims, known or unknown, which could have been asserted against the Company or the Company's employees, agents, officers, stockholders or directors.

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          4. The release contained in Section 3 hereof includes, but is not limited to, any claims arising under federal, state or local laws relating to employment discrimination, including any claims of discrimination based on age, disability, handicap, national origin, race, religion or sex, any claims arising out of any legal restrictions on an employer's right to terminate its employees, and any claims arising under any other federal, state or local discrimination or employment related law, rule or regulation.

          5. In consideration of the severance payments set forth in Section 2 hereof, Executive agrees that he will not divulge to any other entity or person, either during the Severance Payment Period or at any time thereafter, any confidential, trade secret or proprietary information concerning the Company, its affiliates, or their respective businesses or operations, including any information regarding personal matters of any directors, officers, employees or agents of the Company. Executive also agrees that he will not make, write, publish, produce or in any way participate in placing into the public domain any statement, opinion or information with respect to any of the foregoing, or any statement or communication which reflects adversely upon, casts in a negative light, or would reasonably impair the reputation or best interests of the Company, its products or services, or any of its directors, officers, employees or agents, except in each case information which is required to be disclosed by operation of law.

          6. Executive agrees to be reasonably cooperative with the Company with respect to (i) effecting a smooth transition of all matters Executive was working on or handling for the Company at the time of his termination, including delivering to the Company any and all materials, documents, notes or memoranda relating to the foregoing, and (ii) assisting the Company in any ongoing or future litigation or legal proceedings involving the Company with respect to any matters with which Executive is familiar or has knowledge or information of.

          7. The parties agree that this Agreement is solely for the purpose of settlement and does not constitute, and shall not be construed to be, an admission of any sort on the part of any of the parties hereto.


          8. Each of the covenants herein contained shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns.

          9. This Agreement shall be governed by the laws of the State of New York applicable to contracts made and to be entirely

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performed in such State.



          10. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof. If any portion of this Agreement should be, for any reason, not enforceable, the parties agree that the remaining portion or portions should continue to be enforceable.


          11. Executive agrees and understands that this Agreement is confidential, and he shall not communicate, display or otherwise reveal any of the contents of this Agreement except by written consent of the Company.


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.



                                   Shane O'Neil
                              ------------------------------------------
                                   Shane O'Neil



                            Communications and Entertainment Corp.



                         By:  Stephen R. Greenwald
                              ------------------------------------------
                              Stephen R. Greenwald, CEO



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                                             March 28, 1996

Communications and Entertainment Corp.
380 Lexington Ave.
New York, New York 10168


Gentlemen:

     Reference is made to that certain Agreement between us, dated March 26, 1996 (the "Agreement"), regarding the termination of my employment with Communications and Entertainment Corp. (the "Company"). We have mutually agreed to amend the Agreement as follows:

     1. Paragraph 2 of the Agreement is amended to provide that the only severance Executive shall be entitled to receive are the 15,000 stock purchase warrants referenced in Paragraph 2. Executive hereby assigns such warrants to Cerberus, Inc., a corporation wholly owned by Executive ("Cerberus"). The reference to severance pay in an amount equal to three months' basic salary is hereby deleted from Paragraph 2.

     2. A new paragraph 12 is added to the Agreement as follows:

     "12. The Company hereby agrees to retain the services of Cerberus as a consultant to the Company ("Consultant"), and Consultant hereby agrees to render consulting services to the Company, for a three month period commencing April 1, 1996. In consideration of such services, Consultant shall be paid at the rate of $14,583.33 per month, payable semi-monthly during the three month term. Consultant shall render consulting services to the Company in the areas of production, distribution, administration and such other areas as Consultant and the Company shall mutually agree upon. Such services shall be rendered at such times as shall be mutually convenient to the parties."

     3. Except as modified herein, the parties hereto confirm that the Agreement shall remain in full force and effect in accordance with its original terms.

                                             Shane O'Neil
                                             --------------------------------
                                             Shane O'Neil

ACCEPTED AND AGREED:
Communications and Entertainment Corp.


by: Stephen R. Greenwald
    ---------------------------------------
    Stephen R. Greenwald, CEO



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